                                EXHIBIT 10.48

CIBA Form No. PS-1A                          (C) Copyright 1995
PSMLA Form No. 24                   Commercial & Investment Brokers Association
Commercial and Investment                        ALL RIGHTS RESERVED
Rev 01/95

Page 1 of 7          COMMERCIAL AND INVESTMENT REAL ESTATE
                          PURCHASE AND SALE AGREEMENT
     THIS HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING. NO REPRESENTATION IS MADE BY LICENSEE AS TO
                   ITS LEGAL SUFFICIENCY OR TAX CONSEQUENCES

                                                          DATE: JANUARY 27, 1997

The undersigned Buyer, REAL PROPERTY INVESTORS, INC. AND/OR ASSIGNS, agrees to buy and Seller agrees to sell, on the following terms, the real property and all improvements thereon (collectively, the "Property") commonly known as 20121 - 48th AVE WEST, THE CARVER BUILDING, in the City of LYNNWOOD, SNOHOMISH County, Washington, legally described as: SEE SCHEDULE "A" ATTACHED.

(Buyer and Seller authorize the Listing Agent, Selling Licensee, or Closing Agents to insert and/or correct, over their signatures, the legal description of the Property.)

1. PURCHASE PRICE. The total purchase price is THREE MILLION TWO HUNDRED THOUSAND AND NO/100 Dollars ($3,200,000.00), including the earnest money, payable as follows:
   [x] all cash at closing, including the earnest money, with no financing contingency.
   [_] all cash at closing, including the earnest money, contingent on new financing under Section 4a below.
   [_] $ / % of the purchase price in cash at closing, including the earnest money, with the balance of the purchase price paid as follows (check only one):
     [_] Buyer's assumption of any underlying note and deed of trust, or real estate contract, under Section 4b below;
     [_] Buyer's delivery at closing of a promissory note for the balance of the purchase price, secured by a deed of trust encumbering the Property, as described in Section 4c below;
     [_] Buyer's delivery at closing of a real estate contract for the balance of the purchase price as described in Section 4c below.
   [_] OTHER:       .

2. EARNEST MONEY RECEIPT. Selling Licensee acknowledges receipt from Buyer of $100,000.00 earnest money, in the form of [_] Cash [_] Personal check [x} Promissory note due UPON REMOVAL OF CONTINGENCIES [ ] Other , to be held [x} by Closing Agent [_] in Selling Licensee's pooled trust account (with interest paid to the Washington Housing Fund). Selling Licensee may, however, transfer the earnest money to closing Agent.

   If the earnest money is to be held by Selling Licensee and is over $5,000, it shall be deposited to [x} Selling Licensee's pooled trust account [_} A separate trust account is Selling Licensee's name, with the interest credited at closing to BUYER whose Social Security (or taxpayer ID) Number is: . If this sale fails to close, whoever is entitled to the earnest money is entitled to interest.

   Selling Licensee shall not deposit any check until mutual acceptance of this Agreement. Buyer agrees to pay financing and purchase costs incurred by Buyer. If all or part of the earnest money is to be returned to Buyer and any such costs remain unpaid, Selling Licensee may deduct and pay them therefrom.

3. ADDENDUMS. The following addendums are attached hereto: [_] None [x] Addendum No. 1.

4. FINANCING.

   a. APPLICATION FOR NEW FINANCING. If payment of the purchase price is contingent on Buyer obtaining new financing, then Buyer's obligation to close is conditioned upon Buyer accepting a written commitment for financing. Buyer will not reject those terms of a commitment which provide for a loan amount of at least percent ( %) of the purchase price, interest not to exceed percent ( %) per annum, a payment schedule calling for monthly payments amortized over not less than ( ) years, and total placement fees and points not more than percent ( %) of the loan amount. Buyer shall make immediate application for said

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CIBA Form No. PS-1A                             (C) Copyright 1995
Commercial and Investment            Commercial & Investment Brokers Association
Rev. 1/95                                       ALL RIGHTS RESERVED
Page 2 of 7

commitment, pay required costs and make a good faith effort to procure such financing. This Agreement shall terminate and Buyer shall receive a refund of the earnest money unless Buyer gives Listing Agent written notice that this
condition is satisfied or waived on or before     (  ) days (60 days, if not
completed) following mutual acceptance of this Agreement.

b. ASSUMPTION OF EXISTING FINANCING. If payment of the purchase price includes Buyer's assumption of a note and mortgage or deed of trust, or a real estate contract, Seller shall promptly deliver to Buyer a copy of the underlying debt instrument(s) to be assumed, and Buyer shall be deemed to have approved all of the terms of the debt instrument(s) unless Buyer gives notice of disapproval within five (5) days after receiving such instrument(s). If any of the debt instrument(s) requires the consent of a third party to the assumption by Buyer, then Buyer shall apply for such consent within seven (7) days after receiving the debt instrument(s); upon Buyer's request, Seller shall assist Buyer by requesting the third party's consent to the assumption on Buyer's behalf. This Agreement shall terminate and Buyer shall receive a refund of the earnest money unless Buyer gives Seller written notice within ( ) days (30 days, if not completed) of receiving the debt instrument(s) stating that such consent is available. Buyer shall pay any assumption fees or other out-of-pocket expenses attributable to the assumption of the underlying indebtedness.

c. SELLER FINANCING. If Seller is conveying the Property by real estate contract, unless a different form is attached hereto or referenced herein, Buyer shall execute and submit to Closing Agent the Real Estate Contract, LPB No. 45, and only those optional clauses in that form required by this Agreement shall apply. If Seller is financing a portion of the purchase price by promissory note and deed of trust, unless a different form of note or deed of trust is attached hereto or referenced herein, Buyer shall execute and submit to the Closing Agent
(i) the Fixed Rate Promissory Note (CIBA Form No. N-1A or PSMLA Form No. 24A) and only those optional clauses in that form required by this Agreement shall apply; (ii) a UCC-1 Financing Statement covering the personal property described in Section 11 below; and (iii) a Short Form Deed of Trust, LPB No. 20, which shall be revised to contain the following modifications to the Master Form Deed of Trust incorporated therein:
    i) New Subsection 1(d). The following new Subsection 1(d) shall be added:
    "(d) All inventory, equipment, goods, supplies and materials now or hereafter owned by Grantor and located at or on or used in connection with the property, and all present and future accounts, general intangibles, chattel paper, documents, instruments, deposit accounts, money, contract rights, insurance policies, and all proceeds, products, substitutions and accessions therefor and thereto. This Deed of Trust is intended to constitute a security agreement under the Uniform Commercial Code of Washington, and a UCC-2 Fixture Filing."
    ii) Section 5. This Section shall be amended to provide that the amount of the late charge shall be five cents ($.05) per dollar, but if any different amount is provided in the promissory note, the amount in the promissory note shall control.
    iii) Subsection 25(c). This Subsection shall be amended to read: "(c) the Grantor encumbers, mortgages, sells, conveys, transfers or alienates, in any manner, whether voluntarily or involuntarily, without Beneficiary's prior written consent, which consent Beneficiary may grant or deny in its sole discretion, (i) all or any portion of its interest in the property, including any present or future right to legal or equitable title to all or part of the property, or (ii) in one or more transaction, fifty percent or more of the stock or partnership interests in, or the right to control, the Grantor."

(Note to Buyer and Seller: If the Property is currently used primarily for farming or agricultural purposes, then a nonjudicial foreclosure/forfeiture remedy is available only to Seller by using a real estate contract not a deed of trust.)

d. SECTION 1031 LIKE-KIND EXCHANGE. If either Buyer or Seller intends for this transaction to be a part of a Section 1031 like-kind exchange, then the other party agrees to cooperate in the completion of the like-kind exchange so long as the cooperating party incurs no additional liability in doing so, and so long as any expenses (including attorneys fees and costs) incurred by the cooperating party that are related only to the exchange are paid or reimbursed to the cooperating party at or prior to closing.

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CIBA Form NO. PS-1A                             (C) Copyright 1995
Commercial and Investment            Commercial & Investment Brokers Association
Rev. 1/95                                       ALL RIGHTS RESERVED
Page 3 of 7

5. INSPECTION CONTINGENCIES. This Agreement shall terminate and Buyer shall receive a refund of the earnest money unless Buyer gives written notice to Seller within Forty Five (45) days (20 days if not filled in) of mutual acceptance of this Agreement stating that Buyer is reasonably satisfied with specified results of the following inspections. If such notice is timely given, the inspection contingencies stated in this Section 5 shall be deemed to be satisfied.

     a. Books, Records, Leases, Agreements. Seller shall make available for inspection by Buyer or its agents as soon as possible but no later than ten (10) days after mutual acceptance of this Agreement all documents available to Seller relating to the ownership and operation of the Property including without limitation: (i) statements for real estate taxes, assessments, and utilities, property management agreements, service contracts, leases of personal property or fixtures, leases of all or a portion of the Property, and a schedule of tenants, rents, and deposits;
     (ii) plans, specifications, permits, drawings, surveys, reports, and maintenance records; and (iii) accounting records and audit reports. Buyer shall determine within the contingency period stated in the preceding introductory paragraph whether it wishes and is able to assume, as of closing, all of the foregoing leases, contracts, and agreements which have terms extending beyond closing. Buyer shall be solely responsible for obtaining any required consents to such assumption. Buyer agrees to indemnify and defend Seller from any liability (including for attorneys fees) arising from or relating to performance required after closing under such leases, contracts, and agreements and leases assumed by Buyer. This agreement to indemnify and defend Seller shall survive closing.

     b. Property Inspection. Seller shall permit Buyer or its agents, at Buyer's sole expense and risk, to enter the Property, at reasonable times after legal notice to tenants, to conduct inspections concerning the structural condition of the improvements, all mechanical, electrical and plumbing systems, hazardous materials (limited to a Phase I audit only), pest infestation, soils conditions, sensitive areas, wetlands, or other matters affecting the feasibility of the Property for Buyer's intended use. Buyer agrees to indemnify and defend Seller from all liens, costs, expenses, including attorneys and expert fees, arising form or relating to Buyer's entry onto and inspection of the Property. This agreement to indemnify and defend Seller shall survive closing.

6.   TITLE INSURANCE.

     a. Title Report. Seller authorizes Lender and Listing Agent, Selling Licensee or Closing Agents, at Seller's expense, to apply for and deliver to Buyer a [ ]standard [X] extended (standard, if not completed) coverage owner's policy of title insurance. If an extended coverage owner's policy is specified, Buyer shall pay the increased costs associated with that policy including the excess premium over that charged for a standard coverage policy, and the cost of any survey required by the title insurer. The title report shall be issued by Chicago Title Insurance Co.

     b. Permitted Exceptions. Buyer shall notify Seller of any objectionable matters in the title commitment or any supplemental report within ten (10) days after receipt of such commitment or supplement. Buyer may not object to the following: (a) rights of tenants existing as of closing; (b) real property taxes due after closing; (c) if consistent with Buyer's intended use of the Property, easements and reservations including reserved oil, gas, and/or mineral rights; and (d) governmental building and land use regulations, codes, and laws. This Agreement shall terminate and Buyer shall receive a refund of the earnest money, less any costs advanced or committed for Buyer, unless (a) within ten (10) days of Buyer's notice of such objections, Seller agrees to remove all objectionable provisions, or
     (b) within fifteen (15) days after Buyer's notice of such objections, Buyer notifies Seller in writing that it waives any objections which Seller does not agree to remove. The provisions referenced in (a) through (d) above and those provisions not objected to or for which Buyer waived its objections shall be referred to collectively as the "Permitted Exceptions." The title policy shall contain no exceptions other than the General Exclusions and Exceptions common to such form of policy and the Permitted Exceptions.

7. CLOSING OF SALE. This sale shall be closed on or before April 15, 1997 ("closing") by Chicago Title Insurance Co. ("Closing Agent"). Buyer and Seller will, immediately on demand, deposit with Closing Agent all instruments and monies required to complete the purchase in accordance with this Agreement. "Closing" shall be deemed to have occurred when all documents are recorded and the sale proceeds are available to Seller. If this sale cannot be closed by the above date, because of circumstances beyond the control of the party whose

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CIBA Form No. PS-1A                               (C) Copyright 1995
Commercial and Investment             Commercial & Investment Broker Association
Rev. 1/95                                         ALL RIGHTS RESERVED
Page 4 of 7

     performance is delayed, closing shall be extended seven days beyond cessation of such circumstance but in no event more than thirty (30) days beyond the above date. Time is of the essence in the performance of this Agreement.

8. CLOSING COSTS. Seller shall pay the excise tax and premium for the owner's standard title policy. Seller and Buyer shall each pay one-half of the escrow fees. Real and personal property taxes and assessments payable in the year of closing; rents on any existing tenancies; interest; mortgage reserves; utilities; and other operating expenses shall be pro-rated as of closing. Buyer shall pay all costs of financing including the premium for the lender's title policy. Security, cleaning, and any other unearned deposits on tenancies, shall be assigned to Buyer at closing. The real estate commission is due on closing or upon Seller's default under this Agreement, whichever occurs first, and neither the amount nor due date thereof can be changed without Listing Agent's written consent.

9. POST-CLOSING ADJUSTMENTS, COLLECTIONS, AND PAYMENTS. After closing, Buyer and Seller shall reconcile the actual amount of revenues or liabilities upon receipt or payment thereof to the extent those items were prorated or credited at closing based upon estimates. Any bills or invoices received by Buyer after closing which relate to services rendered or goods delivered to the Seller or the Property prior to closing shall be paid by Seller upon presentation of such bill or invoice. At Buyer's option, Buyer may pay such bill or invoice and be reimbursed the amount paid plus interest at the rate of 12% per annum beginning fifteen (15) days from the date of Buyer's written demand to Seller for reimbursement until such reimbursement is made. Rents collected from each tenant after closing shall be applied first to rentals due most recently from such tenant for the period after closing, and the balance shall be applied for the benefit of Seller for delinquent rentals owed for a period prior to closing. The amounts applied for the benefit of Seller shall be turned over by Buyer to Seller promptly after receipt.

10. OPERATIONS PRIOR TO CLOSING. Prior to closing, Seller shall continue to operate and maintain the Property in the ordinary course of its business and shall operate the Property in compliance with all applicable laws, rules, regulations and ordinances. Seller shall not enter into or modify existing rental agreements or leases (except that Seller may modify or terminate residential rental agreements or leases in the ordinary course of its business), service contracts, or other agreements affecting the Property which have terms extending beyond closing without first obtaining Buyer's consent, which shall not be unreasonably withheld. Seller shall maintain the condition of the Property in the condition existing on the date of mutual acceptance of the Agreement.

11.  POSSESSION.  Buyer shall be entitled to possession, subject to existing
     tenancies [X] on closing [ ]    (on closing, if not completed).

12. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that, to the best of Seller's knowledge, each of the following is true as of the date hereof and shall be true as of closing: (a) Seller is authorized to enter into the Agreement, to sell the Property, and to perform its obligations under the Agreement; (b) All books, records, leases, agreements and other items delivered to Buyer pursuant to Section 5 above are accurate and complete; (c) The Property and the business conducted thereon comply with all applicable laws, regulations, codes and ordinances; (d) Seller has all certificates of occupancy, permits, and other governmental consents necessary to own and operate the Property for its current use; (e) There is no pending or threatened litigation which would adversely affect Buyer's ownership of the Property after closing; (f) There are no covenants, conditions, restrictions, or contractual obligations of Seller which will adversely affect Buyer's ownership of the Property after closing or prevent Seller from performing its obligations under the Agreement, except as disclosed in the preliminary commitment for title insurance or as otherwise disclosed to Buyer in writing prior to closing; (g) There is no pending or threatened condemnation or similar proceedings affecting the Property, and except as otherwise disclosed in the preliminary commitment for title insurance as or otherwise disclosed to Buyer in writing prior to closing, the Property is not within the boundaries of any planned or authorized local improvement district; (h) Seller has paid (except to the extent prorated at closing) all local, state and federal taxes (other than real and personal property taxes and assessments described in Section 8 above) attributable to the period prior to closing which, if not paid, could constitute a lien on Property (including any personal property), or for which Buyer may be held liable after closing; and (i) Seller warrants that, to the best of Seller's knowledge, there are no pending or threatened notices of violation of building, zoning, or land use codes applicable to the property, and that Seller is not aware of any concealed material defects in the Property except: NONE. Seller makes no representations or

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CIBA Form No. PS-1A                                       (C) Copyright 1995
Commercial and Investment           Commercial & Investment Brokers Association
Rev. 1/95                                                 ALL RIGHTS RESERVED
Page 5 of 7

    warranties regarding the Property other than those specified in this Agreement. Buyer otherwise takes the Property "AS IS," and Buyer shall otherwise rely on its own pre-closing inspections and investigations.

13. HAZARDOUS SUBSTANCES. Seller represents and warrants to Buyer that, to the best of its knowledge: (i) there are no Hazardous Substances (as defined below) currently located in, on, or under the Property in a manner or quantity that presently violates any Environmental Law (as defined below); EXCEPT AS LISTED BELOW (ii) there are no underground storage tanks located on the Property; and (iii) there is no pending or threatened investigation or remedial action by any governmental agency regarding the release of Hazardous Substances or the violation of Environmental Law at the Property. As used herein, the term "Hazardous Substances" shall mean any substance or material now or hereafter defined or regulated as a hazardous substance, hazardous waste, toxic substance, pollutant, or contaminant under any federal, state, or local law, regulation, or ordinance governing any substance that could cause actual or suspected harm to human health or the environment ("Environmental Law"). The term "Hazardous Substances" specifically includes, but is not limited to, petroleum, petroleum by-products, and asbestos. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all claims, liabilities, losses, penalties, remediation costs and expenses (including attorneys' and consultants' fees and costs) that Buyer may incur or have asserted against it as a result of the presence of any Hazardous Substance in, on, or under the Property which violates any Environmental Law at any time prior to closing. The provisions of this Section 13 shall survive closing or termination of this Agreement. BUYER ACKNOWLEDGES RECEIPT OF A REPORT ISSUED BY AT TESTING, REPORT NUMBER 960408, DATED APRIL 17, 1996, INDICATING THE PRESENCE OF ASBESTOS CONTAINING MATERIAL LOCATED IN THE TILE FLOORING OF THE BUILDING.

14. PERSONAL PROPERTY. This sale includes the following personal property:[X] None [ ] That portion of the personal property located on and used in connection with the Property, which Seller will itemize in an Addendum to be attached to this Agreement within ten (10) days of mutual acceptance (None, if not completed). The value assigned to the personal property shall be the amount agreed upon by the parties and, if they cannot agree, the County-assessed value if available, and if not available, the fair market value determined by an appraiser selected by the Listing Agent and Selling Licensee. Seller warrants title to, but not the condition of, the personal property and shall convey it by bill of sale. Buyer shall pay any sales or use tax arising from the transfer of the personal property.

15. CONDEMNATION AND CASUALTY. Buyer may terminate this Agreement and obtain a refund of the earnest money, less any costs advanced or committed for Buyer, if improvements on the Property are destroyed or materially damaged by casualty before closing, or if condemnation proceedings are commenced against all or a portion of the Property before closing.

16. FIRPTA - TAX WITHHOLDING AT CLOSING. Closing Agent is instructed to prepare a certification (CIBA or PSMLA Form 22E, or equivalent) that Seller is not a "foreign person" within the meaning of the Foreign Investment in Real Property Tax Act. Seller agrees to sign this certification. If Seller is a foreign person, and this transaction is not otherwise exempt from FIRPTA, Closing Agent is instructed to withhold and pay the required amount to the Internal Revenue Service.

17. CONVEYANCE. Title shall be conveyed by a Statutory Warranty Deed subject only to the Permitted Exceptions. If this Agreement is for conveyance of Seller's vendee's interest in a Real Estate Contract, the Statutory Warranty Deed shall include a contract vendee's assignment sufficient to convey after acquired title. At closing, Seller shall transfer to Buyer by written assignment all agreements, service contracts, rental agreements, tenant leases, leases of personal property or fixtures, and any other agreements or contract rights which Buyer is assuming pursuant to Section 5 or the Agreement. The written assignment shall provide that Seller shall be responsible for and shall indemnify Buyer against any defaults occurring by reason of actions taken by Seller or performance due prior to closing, and that Buyer shall assume and indemnify Seller against liability arising from all performance due after closing.

18. SEATTLE REQUIREMENTS. If the Property is in the City of Seattle, (a) Seller shall deliver to Buyer a Certificate of Land Use and Local Assessments (not applicable to single family dwellings not represented to be a lawful site for more than one dwelling unit), and (b) Seller warrants that U.L. approved smoke detectors are installed. Only in buildings constructed before 1980 may the smoke detectors be battery powered.

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CIBA Form No. PS-1A                              (C) Copyright 1995
Commercial and Investment            Commerical & Investment Brokers Association
Rev. 1/95                                        ALL RIGHTS RESERVED
Page 6 of 7

19. NOTICES. Unless otherwise specified, any notice required or permitted in, or related to, this Agreement must be in writing; signed by any one Buyer or Seller (including either husband or wife); and received by or at the selling office of Selling Licensee who, for this limited purpose, shall be the Agent of both parties. Any time limit in or applicable to a notice shall commence on the day following receipt of the notice by the Selling Licensee, unless that is a Saturday, Sunday or holiday, in which event it will commence on the next following business day. SELLER AND BUYER MUST KEEP SELLING LICENSEE ADVISED OF THEIR WHEREABOUTS TO RECEIVE PROMPT NOTIFICATION OF RECEIPT OF NOTICE. SELLING LICENSEE HAS NO RESPONSIBILITY TO ADVISE OF RECEIPT OF A NOTICE BEYOND EITHER PHONING THE PARTY OR CAUSING A COPY OF THE NOTICE TO BE DELIVERED TO THE PARTY'S ADDRESS ON THIS AGREEMENT.

20. AGENCY DISCLOSURE. At the signing of this Agreement, Selling Licensee, Colliers Macaulay Nicolls International, represented both Buyer and Seller, Each party signing this Agreement confirms that prior oral and/or written disclosure of agency or non-agency was provided to him/her in this transaction.

21. ASSIGNMENT. Buyer [X] may [ ] may not (may not, if not completed) assign this Agreement, or Buyer's rights hereunder, without Seller's prior written consent, unless provided otherwise herein.

22. DEFAULT AND ATTORNEY'S FEE. In the event Buyer fails, without legal excuse to complete the purchase of the Property, then (check one):

     [ ] that portion of the earnest money which does not exceed five percent (5%) of the purchase price shall be forfeited to Seller (subject to Seller's obligation to pay certain costs and a commission under Section 21 below) as the sole and exclusive remedy available to Seller for such failure; or

     [X] Seller may, at its option, (a) keep as liquidated damages all or a portion of the earnest money (subject to Seller's obligation to pay certain costs and a commission under Section 25 below) as the sole and exclusive remedy available to Seller for such failure, (b) bring suit against Buyer for Seller's actual damages, (c) bring suit to specifically enforce this Agreement and recover any incident damages, or (d) pursue any other rights or remedies available at law or equity.

     If Buyer, Seller, Listing Agent or Selling Licensee institutes suit concerning this Agreement, the prevailing party is entitled to court costs and a reasonable attorney's fee. In the event of trial, the amount of the attorney's fee shall be fixed by the court. The venue of any suit shall be the county in which the Property is located, and this Agreement shall be governed by the laws of the state where the Property is located.

23.  MISCELLANEOUS PROVISIONS.

     a. Complete Agreement. The Agreement and any addenda and exhibits to it state the entire understanding of Buyer and Seller regarding the sale of the Property. There are no verbal agreements which modify or affect the Agreement.

     b. No Merger. The terms of the Agreement shall not merge in the deed or other conveyance instrument transferring the Property to Buyer at closing. The terms of this Agreement shall survive closing.

     c. Counterpart Signatures. The Agreement may be signed in counterpart, each signed counterpart shall be deemed an original, and all counterparts together shall constitute one and the same agreement.

24.  ACCEPTANCE; COUNTEROFFERS. Seller has until midnight of    to accept this
     offer (if not filled in, the third business day following the last Buyer signature date below). Acceptance is not effective until a signed copy hereof is actually received by or at the office of Selling Licensee. If this offer is not so accepted, it shall lapse and Selling Licensee shall refund the earnest money to Buyer. If either party makes a future
     counteroffer, the other party shall have until 5:00 p.m. on the    day (if
     not filled in, the second day) following its receipt by or at the office of Selling Licensee to accept the counteroffer, unless sooner withdrawn. Acceptance is not effective until a

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CIBA Form No. PS-1A                                 (C) Copyright 1995
Commercial and Investment            Commercial & Investment Brokers Association
Rev. 1/95                                         ALL RIGHTS RESERVED
Page 7 of 7

     signed copy thereof is received by or at the office of Selling Licensee. If the counteroffer is not accepted or countered, this Agreement shall lapse and the earnest money shall be refunded to the Buyer.

25. SELLER'S ACCEPTANCE AND BROKERAGE AGREEMENT. Seller agrees to sell the Property on the terms and conditions herein, and further agrees to pay a commission in an amount computed in accordance with the listing agreement. If there is no written listing agreement, Seller agrees to pay a commission
     of Four Percent (4%) of the sales price or    Dollars ($    ). The
     commission shall be apportioned between Listing Agent and Selling
     Licensee as specified in the listing agreement or any co-brokerage agreement. Seller assigns to Listing Agent and Selling Licensee a portion of the sales proceeds equal to the commission. If the earnest money is retained as liquidated damages, any costs advanced or committed by Listing Agent or Selling Licensee for Buyer or Seller shall be reimbursed or paid therefrom, and the balance shall be paid one-half to Seller and one-half to Listing Agent and Selling Licensee according to the listing agreement and any co-brokerage agreement. Seller acknowledges receipt of a copy of this Agreement, signed by both parties.

26. LISTING AGENT AND SELLING LICENSEE DISCLOSURE. EXCEPT AS OTHERWISE DISCLOSED IN WRITING TO BUYER OR SELLER, NEITHER SELLING LICENSEE NOR LISTING AGENT HAS MADE ANY REPRESENTATIONS OR WARRANTIES CONCERNING THE LEGAL EFFECT OF THIS AGREEMENT, BUYER'S OR SELLER'S FINANCIAL STRENGTH, OR THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE PROPERTY'S ZONING, COMPLIANCE WITH APPLICABLE LAWS (INCLUDING LAWS REGARDING ACCESSIBILITY FOR DISABLED PERSONS), OR HAZARDOUS MATERIALS. SELLER AND BUYER ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL AND TAX ADVICE ON THESE AND OTHER MATTERS RELATED TO THIS AGREEMENT. IF THE SAME BROKER REPRESENTED BOTH BUYER AND SELLER IN THIS TRANSACTION, BUYER AND SELLER HEREBY CONFIRM THAT THEY WERE TIMELY ADVISED OF THE DUAL REPRESENTATION, THAT THEY CONSENTED AND HEREBY CONSENT TO THE SAME, AND THAT THEY DO NOT EXPECT THE BROKER TO DISCLOSE TO EITHER OF THEM ANY CONFIDENTIAL INFORMATION OBTAINED FROM THE OTHER PARTY.

Buyer /s/                      Date                 ,19   Home Ph.
     --------------------------    -----------------   --
Buyer                          Date                 ,19   Office Ph.
     --------------------------    -----------------   --

Buyer's Address       Fax No.

Selling Licensee (Company) Colliers Macaulay Nicolis Fax No. Office Ph. Home Ph.

By    /s/                      Print Name
     --------------------------

Seller /s/                     Date                 , 19   Home Ph.
      --------------------------    -----------------   --
Seller                         Date                 , 19   Office Ph.
      -------------------------    -----------------    --

Print Seller's Names  Carver Corporation

Seller's Address 20121 48th Ave. W. Lynnwood, WA 98045

Listing Office             Fax No.              Office Ph.            Home Ph.

27. BUYER'S RECEIPT. Buyer acknowledges receipt of a Seller signed copy of this
    Agreement, on               , 19
                  --------------    --.

BUYER                                BUYER
     --------------------------------     -------------------------------

                                          [LETTERHEAD OF COLLIERS INTERNATIONAL]

                                  SCHEDULE A

--------------------------------------------------------------------------------

                           LEGAL DESCRIPTION EXHIBIT

LOT 8, BLOCK 6, ALDERWOOD MANOR, ACCORDING TO THE FLAT THEREOF, RECORDED IN VOLUME 9 OF FLATS, PAGE 71, RECORDS OF SNOHOMISH COUNTY, WASHINGTON;

EXCEPT THE EAST 30 FEET FOR ROAD CONVEYED BY DEED UNDER AUDITOR'S FILE NO. 2308132.

SITUATE IN THE COUNTY OF SNOHOMISH, STATE OF WASHINGTON.


                                                                              22
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

                                          [LETTERHEAD OF COLLIERS INTERNATIONAL]

Colliers Form PSA3
Rev. 2/95
Page 1

                    COLLIERS MACAULAY NICOLLS INTERNATIONAL

                             --------------------

                                 ADDENDUM NO.1

ADDENDUM NO. 1 to Real Estate Purchase and Sale Agreement dated January 27, 1997, by and between Real Property Investors, Inc., as Buyer, and Carver Corporation, as Seller.

1. At closing Buyer and Seller agree to enter into a short term lease agreement, form attached hereto, wherein the Seller, Carver Corporation, agrees to lease the entire premises from the date of closing until June 30, 1997, at a rental rate of Thirty Five Thousand and no/100 Dollars ($35,000.00) per month, triple net.

2. Real Property Investors, Inc., is a licensed real estate broker in the State of Washington and is not participating in the real estate commission on this transaction.